Exhibit 5.1
[Letterhead of Gibson, Dunn & Crutcher LLP]
November 28, 2008
BioCryst Pharmaceuticals, Inc.
2190 Parkway Lake Drive
Birmingham, Alabama 35244
Re: Registration Statement on Form S-3 of BioCryst Pharmaceuticals, Inc.
Ladies and Gentlemen:
     As counsel for BioCryst Pharmaceuticals, Inc., a Delaware corporation (the “Company”), we have examined the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”), on the date hereof, in connection with the offering and issuance from time to time by the Company of up to $70 million aggregate offering price of the following: (i) shares of its Common Stock, par value $0.01 per share (the “Common Stock”), (ii) shares of its Preferred Stock, par value $0.01 per share (the “Preferred Stock”), (iii) depositary shares of the Company, each representing a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”), which will be issued under one or more deposit agreements (each a “Deposit Agreement”), (iv) stock purchase contracts to purchase shares of Common Stock, Preferred Stock or Depositary Shares (the “Stock Purchase Contracts”), (v) warrants to purchase Common Stock, Preferred Stock or Depositary Shares or any combination thereof (the “Warrants”), which will be issued under one or more warrant agreements (each a “Warrant Agreement”) to be entered into between the Company and a financial institution identified therein as warrant agent, and (vi) units of the securities described above (the “Units”), which will be issued under one or more unit agreements (each a “Unit Agreement”). The foregoing securities are herein collectively referred to as the “Securities.”
     We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.
     Based on the foregoing examination, and in reliance thereon, and subject to completion of the corporate action required to be taken by the Company based on the type of Security being issued (including, without limitation, the due reservation of any Common Stock and Preferred Stock for issuance and, with respect to any Preferred Stock and any Depositary Shares, the due authorization, approval and filing of a Certificate of Designation with respect thereto), the due execution and delivery of each applicable agreement, including without limitation the Warrant Agreement, Deposit Agreement, Stock Purchase Contract or Unit Agreement relating to the

BioCryst Pharmaceuticals, Inc.
November 28, 2008

applicable Securities, and the assumptions, qualifications and limitations stated herein, we are of the opinion that:
     1. When the Common Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Common Stock (including an offering through other convertible Securities), the Common Stock will be validly issued, fully paid and nonassessable.
     2. When the Preferred Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable series of such Preferred Stock, the Preferred Stock will be validly issued, fully paid and nonassessable.
     3. When the Depositary Shares shall have been authorized, issued and sold in accordance with the terms of the applicable Deposit Agreements, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Depositary Shares, the Depositary Shares will be validly issued, fully paid and nonassessable.
     4. When the Stock Purchase Contracts shall have been authorized, executed, and delivered by the Company, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated by the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Stock Purchase Contracts, the Stock Purchase Contracts will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.
     5. When the Warrants shall have been authorized, executed and delivered in accordance with the terms of the applicable Warrant Agreements, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated in the Registration Statement, including the Prospectus

BioCryst Pharmaceuticals, Inc.
November 28, 2008

Supplement relating to the applicable offering of such Warrants, the Warrants will be valid and binding obligations of the Company, subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.
     6. When the Units shall have been authorized, executed, and delivered by the Company, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting or purchase agreement, and in a manner contemplated by the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Units, the Units will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and (ii) general principles of equity, regardless of whether a matter is considered in a proceeding in equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.
     The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Security:
     (a) the Board of Directors or other authorized governing body of the Company shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with the certificate of incorporation and bylaws of the Company, each as amended through such time (subject to the further assumption that such instruments have not been amended from the date hereof in a manner that would affect any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which such Security is offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Security takes place in accordance with such authorization);
     (b) the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Act and such effectiveness shall not have been terminated or rescinded;
     (c) a prospectus supplement (a “Prospectus Supplement”) will have been prepared and filed with the SEC describing the Securities offered thereby;

BioCryst Pharmaceuticals, Inc.
November 28, 2008

     (d) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting any of the opinions rendered herein;
     (e) upon issuance of the Common Stock or Preferred Stock, including upon exercise or conversion of any Security exercisable for or convertible into Common Stock or Preferred Stock, the total number of shares of Common Stock or Preferred Stock issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue;
     (f) in the case of a Warrant Agreement, Stock Purchase Contract, Unit Agreement, Certificate of Designations, Deposit Agreement or other agreement pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect any of the opinions rendered herein.
     We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the Delaware General Corporation Law (the “DGCL”). We are not admitted to practice in the State of Delaware; however, we are generally familiar with the DGCL as currently in effect and have made such inquiries as we consider necessary to render the opinions above. This opinion letter is limited to the effect of the current state of the laws of the State of New York, the DGCL, and the facts as they currently exist. We assume no obligation to revise or supplement this opinion letter in the event of future changes in such laws or the interpretations thereof or such facts.
     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the SEC.

Very truly yours,
/s/ Gibson, Dunn & Crutcher LLP